Exhibit 5.1.2

500 Water Street, 15th Floor, C900 Jacksonville, Florida 32202 (904) 359-7611 (904) 359-3597 (Fax)

ELLEN M. FITZSIMMONS EXECUTIVE VICE PRESIDENT – LAW & PUBLIC AFFAIRS, GENERAL COUNSEL AND CORPORATE SECRETARY

February 16, 2016

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

Ladies and Gentlemen:

I am the Executive Vice President – Law and Public Affairs, General Counsel and Corporate Secretary of CSX Corporation, a Virginia corporation (the “Company”), and have acted in such capacity in connection with the filing by the Company, CSX Transportation, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“CSXT”) and CSX Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the “Trust”) with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company; shares of preferred stock, without par value (the “Preferred Stock”), of the Company; the Company’s senior debt securities and subordinated debt securities; the Company’s depositary shares (the “Depositary Shares”), each representing a fractional interest in a share of Preferred Stock and evidenced by a deposit receipt (the “Deposit Receipt”), which may be issued pursuant to a deposit agreement among the Company, a depositary to be named therein (the “Depositary”), and the holders from time to time of the Deposit Receipts issued thereunder (the “Deposit Agreement”); warrants of the Company; purchase contracts; units; guarantees by the Company of CSXT Debt Securities (as defined below); and guarantees of the preferred securities of the Trust; (ii) CSXT’s secured debt securities and senior unsecured debt securities (collectively, the “CSXT Debt Securities”); and (iii) the Trust’s preferred securities that are to be issued by the Trust pursuant to the Amended and Restated Trust Agreement of the Trust.

In connection with the foregoing, I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that I reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based upon the foregoing, I advise you that, in my opinion:

CSX Corporation	2	February 16, 2016

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (or a duly authorized committee of the Board of Directors or senior executive officer of the Company), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company, the proper filing with the State Corporation Commission of the Commonwealth of Virginia of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, and the taking of all necessary corporate action on the part of the Company to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company for the consideration approved by the Board of Directors (or a duly authorized committee of the Board of Directors or senior executive officer of the Company), and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	When the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; the underlying Preferred Stock has been validly issued as described in paragraph 2 above; the Depositary has duly issued the Deposit Receipts evidencing the Depositary Shares against deposit of the Preferred Shares in respect thereof in accordance with the Deposit Agreement; and the Deposit Receipts have been duly executed, issued and delivered by one of the Depositary’s authorized officers in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, the Deposit Shares will be duly and validly issued.

In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Deposit Agreement is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. I have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

The opinions expressed above are based upon the facts and circumstances in existence as of the date of this letter and upon Virginia and federal law in existence also as of the date of this letter.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement. In addition, I consent to the reference to my name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

[Signature page follows]

CSX Corporation	3	February 16, 2016

Very truly yours,

By:	/s/ Ellen M. Fitzsimmons
	Name:	Ellen M. Fitzsimmons
	Title:	Executive Vice President – Law and Public Affairs, General Counsel and Corporate Secretary